As Filed With the Securities and Exchange Commission

On July 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3865930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Park Plaza Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

HCA Holdings, Inc. Employee Stock Purchase Plan

(Full title of the plan)

John M. Franck II, Esq.

Vice President – Legal and Corporate Secretary

HCA Holdings, Inc.

One Park Plaza

Nashville, Tennessee 37203

(Name and address of agent for service)

(615) 344-9551

(Telephone number, including area code, of agent for service)

Copy to:

J. Page Davidson, Esq.

Ryan D. Thomas, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $0.01 par value	12,000,000 shares	$61.48	$737,760,000	$95,023.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Computed pursuant to Rule 457(c) and (h)(1) of the Securities Act solely for the purpose of determining the amount of the registration fee, based upon the average of the high and low prices reported for the Registrant’s Common Stock on the New York Stock Exchange Consolidated Tape on July 21, 2014 (U.S. $61.48).
(3)	Determined by multiplying $737,760,000 by 0.0001288.

PART I

Information Required in the Section 10(a) Prospectus

The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 26, 2014.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 6, 2014.

(3)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 28, 2014, March 4, 2014, March 5, 2014, March 11, 2014, March 21, 2014, April 4, 2014, April 25, 2014, May 20, 2014, May 23, 2014 and June 26, 2014.

(4)	The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on March 7, 2011, and including all other amendments and reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant maintains a directors’ and officers’ insurance policy that insures the Registrant’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant’s certificate of incorporation indemnifies the directors and officers to the full extent of the DGCL and also allows the Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates, heirs, executors and administrators of such persons.

The Registrant maintains a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

The Registrant’s employment agreements with certain of its officers provide indemnification for adverse tax consequences they may suffer pursuant to their employment agreements.

The Registrant has entered into an indemnification priority and information sharing agreement with certain of its investors and certain of their affiliated funds to clarify the priority of advancement and indemnification obligations among the Registrant and any of its directors appointed by such investors and other related matters.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.3	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.4	HCA Holdings, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 25, 2014, and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereof).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 25th day of July, 2014.

HCA HOLDINGS, INC.

By:	/s/ William B. Rutherford

William B. Rutherford
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints R. Milton Johnson, William B. Rutherford, David G. Anderson and John M. Franck II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Bracken	Chairman of the Board	July 25, 2014
Richard M. Bracken

/s/ R. Milton Johnson	President, Chief Executive Officer and	July 25, 2014
R. Milton Johnson	Director (Principal Executive Officer)

/s/ William B. Rutherford	Executive Vice President and Chief	July 25, 2014
William B. Rutherford	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Dennis	Director	July 25, 2014
Robert J. Dennis

/s/ Nancy-Ann DeParle	Director	July 25, 2014
Nancy-Ann DeParle

/s/ Thomas F. Frist III	Director	July 25, 2014
Thomas F. Frist III

Signature	Title	Date

/s/ William R. Frist	Director	July 25, 2014
William R. Frist

/s/ Ann H. Lamont	Director	July 25, 2014
Ann H. Lamont

/s/ Jay O. Light	Director	July 25, 2014
Jay O. Light

/s/ Geoffrey G. Meyers	Director	July 25, 2014
Geoffrey G. Meyers

/s/ Michael W. Michelson	Director	July 25, 2014
Michael W. Michelson

/s/ Stephen G. Pagliuca	Director	July 25, 2014
Stephen G. Pagliuca

/s/ Wayne J. Riley, M.D.	Director	July 25, 2014
Wayne J. Riley, M.D.

/s/ John W. Rowe, M.D.	Director	July 25, 2014
John W. Rowe, M.D.

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.3	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.4	HCA Holdings, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 25, 2014, and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereof).